As filed with the Securities and Exchange Commission on July 11, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SELLAS Life Sciences Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	20-8099512
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

315 Madison Avenue, 4th Floor

New York, NY 10017

(917) 438-4353

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Angelos M. Stergiou, M.D., Sc.D., h.c.

President and Chief Executive Officer

SELLAS Life Sciences Group, Inc.

315 Madison Avenue, 4th Floor

New York, NY 10017

(917) 438-4353

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Yvan-Claude Pierre, Esq. Marianne Sarrazin, Esq. Cooley LLP 1114 Avenue of the Americas New York, NY 10036 Tel: (212) 479-6000	Barbara Wood, Esq. Executive Vice President, General Counsel & Secretary SELLAS Life Sciences Group, Inc. 315 Madison Avenue, 4th Floor New York, NY 10017 Tel: (917) 438-4353	Glenn R. Pollner, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Tel: (212) 351-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-225140)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.0001 par value per share(2)(4)	$4,032,000
Pre-Funded Common Stock Purchase Warrants and Shares of Common Stock, $0.0001 par value per share, underlying Pre-Funded Common Stock Purchase Warrants(2)(4)	$4,032,000
Common Stock Purchase Warrants and Shares of Common Stock, $0.0001 par value per share, underlying Common Stock Purchase Warrants(2)(3)	$4,046,000
Total registration fee	$8,078,000	$1,006

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416, under the Securities Act the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	There will be issued a warrant to purchase one share of common stock for every share or pre-funded warrant offered.
(4)	The proposed maximum offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the common stock and pre-funded warrants, if any is $4,032,000.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of (i) additional shares of common stock, par value $0.0001 per share, of SELLAS Life Sciences Group, Inc., a Delaware corporation (“Common Stock”), (ii) pre-funded warrants to purchase shares of Common Stock, including shares of Common Stock underlying such pre-funded warrants and (iii) common warrants to purchase shares of Common Stock, including shares of Common Stock underlying such common warrants, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-225140), which was declared effective by the Commission on July 11, 2018, and is being filed solely for the purpose of increasing the aggregate offering price of securities to be offered in the public offering by $8,078,000.

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 to the Form S-1 Registration Statement, as amended (No. 333-225140) on July 11, 2018).

23.1	Consent of Moss Adams, LLP, Independent Registered Public Accounting Firm to the Registrant

23.2	Consent of KPMG Audit Limited, Independent Registered Public Accounting Firm to SELLAS Life Sciences Group Ltd.

23.3	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (Included on the signature page of the Registration Statement on Form S-1 (File No. 333-225140), filed with the Securities and Exchange Commission on May 23, 2018, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 11th day of July, 2018.

SELLAS LIFE SCIENCES GROUP, INC.

By:	/s/ Angelos M. Stergiou
Angelos M. Stergiou, M.D., Sc.D., h.c. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Angelos M. Stergiou Angelos M. Stergiou, M.D., Sc.D., h.c.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2018

/s/ Gene Mack Gene Mack	Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	July 11, 2018

/s/ * Jane Wasman	Chairman of the Board	July 11, 2018

/s/ * Stephen F. Ghighlieri	Director	July 11, 2018

/s/ * Fabio López	Director	July 11, 2018

/s/ * David A. Scheinberg, M.D., Ph.D.	Director	July 11, 2018

/s/ * Robert L. Van Nostrand	Director	July 11, 2018

/s/ * John Varian	Director	July 11, 2018

*Pursuant to Power of Attorney

By:	/s/ Angelos M. Stergiou
Angelos M. Stergiou, M.D., Sc.D, h.c. Attorney-in-Fact